SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

KITE REALTY GROUP TRUST
 (Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

          On February 20, 2007, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) entered into an unsecured Amended and Restated Credit Agreement (the “Credit Agreement”) with KeyBank National Association, as Administrative Agent (the “Agent”) and the other lenders party thereto (collectively, the “Lenders”). The Credit Agreement amends and restates the secured Credit Agreement, dated August 30, 2004 (the “Prior Credit Agreement”), among the Company, the Operating Partnership, Wachovia Bank, National Association, as Administrative Agent and the other lenders party thereto.  The Credit Agreement has a scheduled maturity date of February 19, 2011, with a one year extension option.

          The Credit Agreement provides for a $200 million revolving credit facility, an increase of $50 million over the Prior Credit Agreement.  The amount available for the Operating Partnership to borrow at any time under the Credit Agreement is the lesser of (i) $200 million or (ii) 65% of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements.  As of February 20, 2007, the value of the unencumbered pool of properties was sufficient to permit borrowing up to approximately $194 million of the total revolving commitment. The Operating Partnership has the option to increase the revolving loan commitment under the Credit Agreement to $400 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.  The Credit Agreement permits the Operating Partnership to utilize up to $25 million of the revolving loan commitment for the issuance of letters of credit and includes swingline loan capacity for up to $25 million in same day borrowings.

          Borrowings under the Credit Agreement will, subject to certain exceptions, bear interest at a rate of LIBOR plus 115 to 135 basis points, depending on the Operating Partnership’s leverage ratio.  An unused commitment fee of 12.5 or 20 basis points, depending on the amount of borrowings under the Credit Agreement, accrues on unused portions of the commitments under the Credit Agreement.

          The proceeds of borrowings under from the Credit Agreement will be used by the Operating Partnership for general corporate purposes. Initial borrowings under the Credit Agreement were used to replace the $118 million principal amount outstanding under the Prior Credit Agreement.

          The Operating Partnership’s ability to borrow under the Credit Agreement will be subject to ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various restrictive covenants similar to those in the Prior Credit Agreement, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Credit Agreement requires that the Company satisfy certain financial covenants, including:

•	a maximum leverage ratio of 65% (or 70% in certain circumstances);

•	Adjusted EBITDA (as defined in the Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1;

•	minimum tangible net worth (defined as Total Asset Value less Total Indebtedness) of $300 million (plus 75% of the net proceeds of any future equity issuances);

•	ratio of net operating income to debt service under the Credit Agreement of at least 1.50 to 1;

•	minimum unencumbered property pool occupancy rate of 80%;

•	ratio of floating rate indebtedness to total asset value of no more than 0.35 to 1; and

•	ratio of recourse indebtedness to total asset value of no more than 0.30 to 1.

          The Company and several of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Credit Agreement.

          The forgoing summary is qualified in its entirety by reference to the copy of the Credit Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Bonuses for Executive Officers

          On February 16, 2007, the Compensation Committee (the “Committee”) of the Board of Trustees of the Company met and approved the 2006 bonuses for the Company’s executive officers.  The Company’s executive officers participate in the Kite Realty Group Trust Executive Bonus Plan, filed on August 20, 2004 as Exhibit 10.27 to the Company’s Current Report on Form 8-K.  The Committee had previously approved the establishment of benchmarks in June 2006 to determine the 2006 bonuses for the Company’s executive officers, except Alvin E. Kite, Jr., the Company’s Chairman, whose bonuses the Committee decided to determine separately on an annual basis, as described in the Company’s Current Report on Form 8-K filed on July 7, 2006.

          Pursuant to the Kite Realty Group Trust Executive Bonus Plan, the Committee approved the following bonuses for 2006: John A. Kite, the Company’s President and Chief Executive Officer, received $248,400; Thomas K. McGowan, the Company’s Executive Vice President and Chief Operating Officer, received $201,550; and Daniel R. Sink, the Company’s Senior Vice President and Chief Financial Officer, received $128,400.  Fifty percent of the bonuses are payable in cash and 50% are payable in restricted common shares of the Company, which will vest ratably over three years.

          The Committee also approved a discretionary bonus for Alvin E. Kite, Jr. in the amount of $150,000 payable in restricted common shares of the Company, which will vest ratably over three years.

          The number of restricted common shares to be received by each of the Company’s executive officers will be calculated by dividing the dollar value of the portion of their bonus that is payable in restricted common shares by the closing price of the Company’s common shares on the New York Stock Exchange on February 22, 2007.

Incentive Awards

          The Committee also approved incentive awards to the Company’s executive officers of restricted common shares of the Company equal to 50% of the restricted common shares that were granted to each executive officer as part of their bonus for 2006.  The incentive awards were granted pursuant to the Kite Realty Group Trust 2004 Equity Incentive Plan.  The values for the incentive awards were determined based on the Company’s and each executive’s performance during 2006.

          The following incentive awards of restricted common shares of the Company were approved: John A. Kite received $62,100; Thomas K. McGowan received $50,388; Daniel R. Sink received $32,100, and Alvin E. Kite, Jr. received $75,000.  The restricted common shares will vest ratably over three years.

          The number of restricted common shares to be received by each of the Company’s executive officers will be calculated by dividing the dollar value of the incentive award by the closing price of the Company’s common shares on the New York Stock Exchange on February 22, 2007.

Benchmarks for 2007 Bonuses for Executive Officers

          The Committee also approved the establishment of benchmarks to determine the 2007 bonuses for the Company’s executive officers other than Alvin E. Kite, Jr., the Company’s Chairman, whose bonus the Committee decided to determine separately on an annual basis. The Company expects to pay the 2007 bonuses in early 2008.

          The Committee determined that the 2007 annual bonuses will be based on objective and subjective criteria and both corporate and individual performance. The principal corporate performance measures will be Funds From Operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts (to be determined prior to any impairment losses and adjusted for the effects of any equity offerings), new development projects and acquisitions of properties. The Committee will measure corporate and individual performance to determine whether the individual has earned a “threshold,” “target,” “superior,” or “outperformance” bonus. The Committee determined that in the case of Thomas K. McGowan, the Company’s Executive Vice President and Chief Operating Officer, and Daniel R. Sink, the Company’s Senior Vice President and Chief Financial Officer, approximately 80% of their bonuses will be based on achievement of corporate goals, with the remainder of the bonus based on achievement of individual goals. In the case of John A. Kite, the Company’s President and Chief Executive Officer, the Committee determined that his bonus will be based entirely on the achievement of corporate goals.

          The range of bonuses for each of the Company’s executive officers, other than Alvin E. Kite, Jr., expressed as a percentage of the individual’s base annual salary, is expected to be as follows: John A. Kite, 0-200%; Thomas K. McGowan, 0-175%; and Daniel R. Sink, 0-125%.

Item 9.01.	Financial Statements and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Not applicable.

          (d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Credit Agreement, dated as of February 20, 2007, by and among the Operating Partnership, the Company, KeyBank National Association, as Administrative Agent, Wachovia Bank, National Association as Syndication Agent, LaSalle Bank National Association and Bank of America, N.A. as Co-Documentation Agents and the other lenders party thereto.

10.2	Guaranty, dated as of February 20, 2007, by the Company and certain subsidiaries of the Operating Partnership party thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: February 23, 2007	By:	/s/ Daniel R. Sink

Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT LIST

Exhibit Number	Description

10.1

Credit Agreement, dated as of February 20, 2007, by and among the Operating Partnership, the Company, KeyBank National Association, as Administrative Agent, Wachovia Bank, National Association as Syndication Agent, LaSalle Bank National Association and Bank of America, N.A. as Co-Documentation Agents and the other lenders party thereto.

10.2	Guaranty, dated as of February 20, 2007, by the Company and certain subsidiaries of the Operating Partnership party thereto.